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                                                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-81168) of Krause's Furniture, Inc. and in the related Prospectus of our report dated April 26, 1996, except for Notes 1 and 4, as to which the date is May 10, 1996, with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in this Annual Report (Form 10-K) for the year ended January 28, 1996.



/s/ ERNST & YOUNG LLP
- ------------------------
    Ernst & Young LLP

Orange County, California
May 10, 1996